Exhibit 99.2

John H. Harland Company
Transcript of FY 2004 Q4 Earnings Conference Call
February 3, 2005


Operator
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Good day, everyone, and welcome to the John H. Harland Company Fourth Quarter and Year-End 2004 Earnings Results Conference Call. Just as a reminder, today's call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. Henry Bond, Vice President, Investor Relations and Treasurer. Please go ahead, sir.

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Henry Bond - John H. Harland Company - Treasurer and VP Investor Relations
Thank you, Candace. Thanks for joining us on Harland's 2004 Fourth Quarter and Full-Year Earnings Conference Call. Also with me this morning are Tim Tuff, Chairman and Chief Executive Officer, and Charlie Carden, Chief Financial Officer. In accordance with Reg FD, this call is open to all interested parties, and is being broadcast live over Harland's website at www.harland.net.

I would like to make a brief cautionary statement that certain words and phrases, such as "should result," or "will continue," "estimated or projected" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements are necessarily subject to certain risks and uncertainties that could cause the actual results to differ materially from the company's historical experience and present expectations or projections.

Caution should be taken not to place undue reliance on such forward-looking statements that speak only as of this date. The very factors that affect the company's financial performance could cause the actual results for future periods to differ materially from any opinions or projections.

These factors are discussed in some detail in our press release, our 10-K and our 10-Q and I would refer you to these for further clarification.

With that out of the way, I will turn the call over to Charlie Carden.

Charles B. Carden - John H. Harland Company - SVP & CFO
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Thank you, Henry and good morning. For the fourth quarter of 2004, Harland sales of $219.0 million were up $10.7 million, or 5.1%, from $208.3 million for the fourth quarter of 2003. Net income for the fourth quarter was $21.1 million, up $4.3 million, or 25.3% from last year's fourth quarter net income of $16.8 million. Diluted earnings per share for this year's fourth quarter was $0.75, up $0.16 per share, or 27.1%, from diluted earnings per share of $0.59 for the fourth quarter of 2003. Results for the fourth quarter were at the low end of our revised range due largely to higher than expected taxes. Final operating results for the quarter were in line with our expectations.

Improved operating performance for the quarter in all three segments was partially offset by increased Corporate costs and a higher effective tax rate. The fourth quarter of 2003 results included pre-tax gains totaling $2.7 million, equivalent to $0.09 per share, resulting from the sale of certain investments and pre-tax charges totaling $6.7 million, equivalent to $0.14 per share, related to the reorganization of the Printed Products segment that was announced in September 2003 and completed in the third quarter of 2004.

Consolidated sales for the year 2004 were $798.5 million, up $11.8 million or 1.5% from $786.7 million for 2003. Net income for 2004 was $55.1 million, down $0.9 million or 1.5% from 2003 net income of $56.0 million. Diluted earnings per share for 2004 were $1.96 compared with diluted earnings per share of $1.97 for 2003. Results for 2004 included a pre-tax charge of $7.9 million, equivalent to $0.17 per share, related to the development of new customer care systems for the Printed Products segment and pre-tax charges of $5.8 million, equivalent to $0.13 per share related to the Printed Products reorganization that was completed in the third quarter. Results for 2003 included pre-tax charges of $6.9 million, equivalent to $0.15 per share related to the Printed Products reorganization, and pre-tax gains on sales of certain investments of $3.2 million, equivalent to $0.11 per share.

A 1.2% decrease from 28.4 million weighted average diluted shares outstanding in 2003 to 28.1 million in 2004 had a favorable impact on earnings per share. The net decrease in shares outstanding results from the Company's share repurchase program.

Operations
Turning to operations. The previously mentioned increase of $10.7 million in consolidated sales for the fourth quarter of 2004 reflected sales improvements in all three segments. Sales for Software & Services for the fourth quarter of 2004 increased 8.0% compared with the 2003 fourth quarter primarily due to acquisitions, sales for E3, its new mortgage solutions product, increased sales for credit union service bureau and increased sales for other compliance solutions. Sales for Scantron were up 5.2% compared to the fourth quarter of 2003 due to increased installations and systems maintenance sales in the Service Group, increased software and form sales in Testing & Assessment and increased sales of survey services and Data Collection. Sales for Printed Products increased 2.6% due primarily to higher volumes in Checks, Harland Business Solutions and Integrated Client Solutions partially offset by lower average prices in all three business units due to competitive pressure.

Consolidated gross profit for the fourth quarter of 2004 of $112.7 million was
51.5 % of sales, up from 48.1% for the fourth quarter of 2003. The increase was the result of a favorable change in sales mix, cost management and productivity improvement initiatives. The fourth quarter of 2003 included charges of $3.8 million related the Printed Products reorganization.

Consolidated SG&A expenses for the fourth quarter of 2004 of $76.3 million were 34.9% of sales, down from 36.2% for the fourth quarter of 2003. The decrease resulted from lower expenses in Printed Products partially offset by increased expenses in Scantron, Software & Services and Corporate.

The balance of my comments will be focused on the operation of our three business segments.

The Printed Products segment consists of Checks, Harland Business Solutions, and Integrated Client Solutions, which is a combination of our Direct
Marketing/Investment Services and Analytical Services business units.

The Software & Services segment consists of Harland Financial Solutions which includes Core Systems and the Retail & Lending Solutions Group. The Retail & Lending Solutions Group is the combination of Delivery Systems, Mortgage Solutions and Retail Solutions business units. Delivery Systems includes GreatDocs, the electronic mortgage document business acquired from Greatland Corporation on April 30, 2004. Core Systems includes the check imaging and item processing solutions business acquired from Mitek Systems on July 7, 2004 and Phoenix Systems, the bank core processing business acquired from Fair Isaac on November 12, 2004.

Scantron is the third segment and includes Data Collection, Testing & Assessment and the Services Group.

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

Printed Products
Printed Products' segment income in the fourth quarter increased 92.2% from $14.5 million in the fourth quarter of 2003 to $27.8 million in 2004. As mentioned earlier, exit costs and severance charges related to the reorganization announced in September of 2003 were $6.7 million in the fourth quarter of 2003. The Printed Products reorganization was completed during the third quarter of 2004.

Printed Products' sales increased 2.6% from $128.9 million for the fourth quarter of 2003 to $132.2 million in 2004. The sales increase for the fourth quarter of 2004 resulted from a 3.9% increase in Checks' sales, and a 1.1% increase in Integrated Client Solutions' sales partially offset by a 2.2% decrease in Harland Business Solutions' sales.

The increase in Checks' sales was primarily attributable to a 12.7% increase in Checks' unit volume in its domestic imprint operations for the quarter compared with the same period a year ago partially offset by an 8.6% decrease in average price per unit, which resulted from the competitive environment over the past couple of years and the implementation of a major new customer with lower average pricing during the quarter. The unit volume increase reflects the major new customer I just mentioned, the favorable impact of a package size reduction, other new business announced last year and increased volumes in some large accounts partially offset by a continued general market decline and a customer loss in the Checks business unit that was announced in late 2003.

As mentioned earlier, Integrated Client Solutions' sales were up 1.1% for the fourth quarter of 2004 compared with the fourth quarter of 2003 primarily due to an increase in volumes for statement customers. ICS continues to be adversely affected by weak pricing and volumes in the other market segments we serve--direct marketing and checks for investment services firms.

Harland Business Solutions' sales were down 2.2% in the fourth quarter of 2004 compared with the fourth quarter of 2003 primarily due to lower pricing for an existing customer partially offset by increased volume for that customer and the addition of a new retail customer near the end of the quarter.

For the Printed Products segment, lower costs for manufacturing operations, which resulted primarily from a reduction in domestic imprint production operations headcount attributable to plant consolidations, process improvements and new technology also contributed to the improvements in segment income. Another factor that affected both manufacturing costs and SG&A expenses favorably was a $2.9 million reduction in the segment's accrued vacation liability as a result of a policy change implemented during the quarter for employees' paid time off.

Software & Services
As mentioned earlier, Software & Services reported a sales increase of 8.0% in the fourth quarter compared with the same quarter in 2003 primarily due to the GreatDocs, Mitek and Phoenix System acquisitions; sales of E3, the new mortgage solutions product; increased sales for credit union service bureau; and increased sales for other compliance solutions. Organic growth was 1.9% for the fourth quarter of 2004, compared with the same quarter in 2003.

In addition to the sales increase, backlog increased 6.9% from last year's fourth quarter to $108.6 million. The increase in backlog from the prior year was due to acquisitions partially offset by the drawdown of E3 backlog and weaker bookings in Credit Union and Banking Systems over the last 12 months. Excluding the impact of acquisitions, backlog decreased 3.3% from the 2003 fourth quarter. Backlog increased 12.7% from the third quarter of 2004 due primarily to the Phoenix System acquisition and higher fourth quarter bookings.

Segment income for the fourth quarter of 2004 was $10.4 million, up 48.1% compared with the 2003 fourth quarter segment income of $7.0 million. The fourth quarter of 2003 included severance expenses of $1.2 million related to headcount reductions. The favorable impact of sales increases discussed earlier, lower development costs for E3 and lower ongoing operating expenses were the key drivers for the increase in segment income.

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

Scantron
Scantron's sales increased 5.2% to $31.3 million in the fourth quarter of 2004 compared with $29.8 million for the fourth quarter of 2003 due primarily to increased installation and maintenance service sales in the Service Group; increased standard forms and software and services sales in Testing & Assessment; and increased survey services sales in Data Collection.

Segment income of $9.3 million was up 3.4% for the fourth quarter of 2004 due primarily to the sales increase previously discussed partially offset by higher SG&A expenses resulting from increased bonus accruals and professional fees.

Corporate
Now, turning to Corporate SG&A expenses which increased in the fourth quarter of 2004 compared with the fourth quarter of 2003. The increase was primarily due to a charge of $1.4 million related to an accelerated vesting of restricted stock triggered by the Company's favorable stock price performance during the year, an unfavorable adjustment of $1.2 million resulting from life expectancy assumption changes used to determine the liabilities associated with a deferred compensation plan for certain former officers of the Company which was frozen several years ago, increased audit and professional fees of $1.0 million primarily related to Sarbanes Oxley compliance and higher amortization expense of about $700,000 related to restricted stock grants earlier this year. The Company began using only restricted stock grants earlier this year in lieu of a combination of restricted stock and stock option grants. Restricted stock grants are amortized to expense over the vesting period while stock option grants have not historically been expensed. We will begin to expense stock options in the third quarter this year with the implementation of the new accounting requirements recently announced.

Interest
Interest expense for the fourth quarter was $1.0 million, a decrease of about $200,000 from the fourth quarter of 2003 primarily due to lower effective interest rates and lower debt outstanding. Long-term debt, including the current portion, was $101.7 million at year-end, down $25.5 million compared with $127.2 million at the end of last year. This is indicative of our strong cash flow during 2004 considering the $45.3 million of stock repurchases, $27.1 million of upfront contract payments and a net of $30.2 million for acquisitions during the period. Upfront contract payments for 2004 of $27.1 million, compared with $44 million for 2003.

Taxes
The effective tax rate was 39.0% for the fourth quarter of 2004 compared with 33.5% in the fourth quarter of 2003. The fourth quarter of 2004 included an increase in the effective state tax rate while the fourth quarter of 2003 reflected the benefit of the release of a valuation allowance related to capital loss carryforwards. The ongoing effective rate for 2005 operations is projected to be approximately 38.0%.

Stock Purchases and Dividends
During the fourth quarter, we repurchased 712,700 shares at an aggregate cost of $24.6 million, or $34.46 per share. There are approximately 1.2 million shares remaining available for purchase under the current authorization. For the year, we repurchased 1,399,300 shares at an aggregate cost of $45.3 million, or $32.37 per share.

The Board declared a quarterly dividend of $0.125 per share, payable February 25, 2005 to shareholders of record as of February 16, 2005.

As you may have noticed, beginning with this quarter's press release, we have provided summarized financial information with the press release. We will provide detailed financial statement information in the quarterly and annual financial statements that are filed with the SEC.

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


Outlook
In terms of the outlook we had a good fourth quarter with stronger than expected operating results. Our earnings for 2004 exceeded the range we provided in our third quarter earnings conference call. We expect 2005 to be another solid year for the Company. We expect diluted earnings per share to be in the range of $2.38 to $2.43 per share in 2005, compared with $1.96 per share for 2004. This range does not include the impact of the Intrieve acquisition which we expect to close around the end of the first quarter. We estimate Intrieve operations would increase 2005 sales by approximately $35 to $40 million and would decrease earnings per share about $0.03 in 2005 if the acquisition closes on that timetable. We will update our guidance after the transaction closes.

First quarter results are expected to be up from last year with higher earnings in Printed Products and Software & Services compared with last year's first quarter. Scantron's first quarter earnings are expected to be relatively flat compared with last year as it begins to introduce new products and services that are expected to show sales growth later in the year. For the first quarter of 2005, we expect the earnings to be in the range of $0.50 to $0.55 per share, up from $0.46 per share in the first quarter of 2004.

With the reorganization now complete and the implementation of a major new customer in December 2004, Printed Products segment income is expected to improve for the year.

Software & Services segment income is expected to improve in 2005. This will reflect the full-year impact of the three acquisitions during 2004 as well as the impact of integrating them with our products and services. We also expect to see the benefits of cost reductions that were implemented during 2004.

Scantron is expected to benefit from strong sales of our traditional products, growth in our existing new technology products as well as the introduction of new products.

Cash flow is expected to remain strong in all divisions in 2005. Capital expenditures are expected to be in the $25 to $28 million range at or slightly lower than 2004 capital expenditures of $28.9 million. Upfront contract payments in Printed Products for 2005 are expected to be higher than 2004, but below the 2003 upfront contract payments. Based on commitments in place going into the year, most of the upfront contract payments will occur in the first quarter of 2005. Depreciation and amortization are expected to be about $80 million in 2005, an $8 million increase, which is largely driven by amortization of upfront contract payments. This guidance reflects average diluted shares outstanding of about 28.0 million shares. As I mentioned earlier, the effective tax rate is expected to be about 38%.

That concludes the financial discussion. I would now like to turn the call over to Tim.

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
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Thanks, Charlie, and thank you for joining us as we discuss Harland's results for both the fourth quarter and the full year.

The fourth quarter was a record quarter for earnings per share. It capped a year in which we made considerable progress in delivering on our strategy. We introduced new products in each of our segments, completed three acquisitions and reversed a downward trend in our check volumes.

Printed Products completed a plant consolidation program in the third quarter, and our production facilities are hitting record levels of productivity. We also eliminated some SG&A expenses. You saw the benefits of these actions in the fourth quarter. Software & Services eliminated duplicate expenses by integrating its businesses which positively impacted the second half of the year. And Scantron took a number of cost-saving measures in 2003 that favorably impacted its performance throughout 2004. We are pleased that we've been able to increase efficiencies in all segments this past year, and we'll continue to look for ways to reduce costs further.

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Where we've struggled in recent years has been in balancing our cost-savings measures with growth. But we enter 2005 with all three of our segments growing. Printed Products has grown market share, and our value proposition continues to gain traction in the market. Software & Services' growth has come primarily from acquisitions. Acquisitions will continue, but we anticipate that organic growth will also pick up. Scantron has new products and services that we expect will increase organic growth rate there, as well.

I'd like now to give you a more in-depth look at what we've achieved in each of our segments, starting with Printed Products.

Printed Products
While the check market continues to decline at an estimated rate of 4% to 5% per annum, we believe that mature markets can still contain growth opportunities. Bearing out this belief is the anticipated growth in Printed Products in 2005.

There are two factors contributing to the anticipated growth of Printed Products. The first is our value proposition, which was originally developed for the community bank and credit union market but is now being widely accepted by financial intuitions of all sizes.

We work with financial institutions to increase the profitability of their relationships with their customers rather than competing with them by selling directly to the end consumer. We have developed products and services designed to improve the profitability of the financial institutions' relationships with their customers. One of these products is HarlandImpact, which delivers personalized messages to individual consumers designed to cross-sell and up-sell other products from the financial institution. The combination of our digital technology and analytics expertise enables Harland to deliver these messages as inserts in individual check books, rather than the traditional generic fliers dropped in the check box.

The second factor contributing to the anticipated growth of Printed Products is our production facilities themselves. We reduced our domestic footprint in 2004, and the plant consolidation program was completed on time and under budget. Throughout the consolidation process, and continuing through the fourth quarter, our production facilities have continued to hit record levels of productivity.

Both our value proposition and the sophistication of our production facilities were instrumental in Harland's winning the checks business from a large national account earlier in 2004. This check program was implemented in December, and the implementation went well. With regard to other national accounts, since our last conference call in October, we have lost one account, which will negatively impact volumes beginning in the third quarter, and won another account, which will come on board in the fourth quarter of this year. We've also renewed the check program from another existing major financial institution customer.

We continue to see the impact of the competitive pricing environment of the past two years. Overall unit price was down almost 9% in the quarter year-over-year, largely reflecting the continuing competitiveness of the pricing environment, especially with larger accounts.

Unit volume was up 13% in the quarter year-over-year, a result of the implementation of new business and a change in package size. We expect volumes in 2005 to be higher than in 2004.

In Harland Business Solutions, we won new business during the year, which is still ramping up, and volume from some of our existing accounts also increased.

Integrated Client Solutions sales were up 1% year-over-year. We don't foresee a fundamental change in this business in the near future.

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

Software & Services
Turning to Software & Services. Software & Services had increases in both segment sales and segment income--8% and 48% respectively on a year-over-year basis. Sales in both our Core Systems and Retail & Lending Solutions businesses grew in the quarter year-over-year. Organic growth was approximately 2% in the quarter.

Core Systems sales increased 8% in the quarter year-over-year. We provide core processing systems to both community banks and credit unions. Currently, more than 1,000 financial institutions use one of our in-house or service bureau offerings. We strengthened our position in the market in the fourth quarter with the acquisition from Fair Isaac of its core processing business, the Phoenix System. The Phoenix System gives us a presence in the core system market for mid-to-large community banks.

Earlier this week, we announced that we are acquiring Intrieve, Incorporated, which will further increase our ability to serve the outsourced community bank and thrift markets. The acquisitions of the Phoenix System and Intrieve round out our core processing offerings for community banks and thrifts. We now have a complete offering of core processing solutions for community banks, credit unions and thrifts of all sizes and have the ability to service them in either an in-house or a service bureau environment.

Our strategy with acquisitions has been to quickly integrate them into our organization, and with our other products and services. Successful implementation of this strategy has enabled us to increase margins closer to industry norms and also to cross-sell other products and services. We are already integrating the Phoenix System, and we expect to do the same with Intrieve after the acquisition is completed, which we anticipate will happen at the end of the first quarter. As we integrate Intrieve into the organization, we will consolidate our bank service bureau offering into Intrieve's Cincinnati location and build on its payment products business across the entire company.

Retail and Lending includes Retail Solutions and our two compliance businesses--Delivery Systems and Mortgage Solutions. We continued to execute well in the fourth quarter, and overall Retail and Lending sales increased almost 8% on a year-over-year basis. The increase is attributable, in part, to the acquisition of GreatDocs in the second quarter of last year.

Sales in Delivery Systems grew 13% in the quarter year-over-year, which is attributable to the assets acquired from Greatland Corporation and to organic growth. While the market for compliance products and services continues to be weak, we continue to execute well.

We have a number of new products in Retail and Lending, the most important of which is E3, our new mortgage solutions product we introduced at the end of the first quarter last year, and we're encouraged by its acceptance in the market.

Retail Solution sales were down roughly 4% in the quarter year-over-year due in part to a continued slow market for CRM products.

Scantron
Turning to Scantron; Scantron had a good quarter. Segment sales were up 5% in the quarter year-over-year, and segment income increased 3%. Sales in each of its businesses--Testing and Assessment, Data Collection and Scantron Service Group--grew on a year-over-year basis.

Testing and Assessment sales grew 5% in the quarter year-over-year, driven by sales of Performance Series, our Web-based, computer-adaptive testing and assessment product that helps teachers determine students' grade level proficiency in several subjects, including math and language arts. Strong sales of our standard forms also contributed to growth in this business in the quarter.

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

Our goal is to be recognized as having the de facto testing and assessment platform in the K-12 market. We launched Achievement Series, our Web-based, content-neutral testing platform early in 2004 and subsequently announced a number of strategic alliances to help expand market penetration. We're encouraged by Achievement Series' reception in the market and believe it has significant opportunities.

Data Collection sales were essentially flat on a year-over-year basis, but our outsourcing business increased significantly. We've recently introduced new data collection software called Cognition(SM) that can scan paper, converts it into actionable data and then distributes it into databases, XML format or reports. Until now we've been a reseller of data collection software and believe that this new product will enable us to expand our presence in the market.

Sales for Scantron Service Group were strong for both the quarter and the year, up 10% and 5% respectively on a year-over-year basis. We continue to win significant new accounts and achieve high levels of customer satisfaction in this business.

Recap
In closing, we exceeded expectations for the quarter and had a good year overall. All three of our segments are growing, but we remain committed to reducing costs wherever possible.

Our cash flow remains strong. Even with the acquisition of Phoenix and the repurchase of about $25 million worth of stock, our long-term debt increased only $4 million in the quarter. We remain committed to strengthening cash flow and deploying that cash to create shareholder value through share repurchase, acquisition, internal development and dividend payments.

From an earnings perspective, excluding the impact of the proposed acquisition of Intrieve, we expect 2005 earnings to be in the range of $2.38 to $2.43 per diluted share and first quarter earnings to be in the range of $0.50 to $0.55 per diluted share.

Before I open it up for questions, I want to let everyone know that we will report results for the first quarter about a week later than usual, because I will be out of the country in late April and early May. We expect to report first quarter results around May 10. With that, I'll open it up to any questions.

Operator
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Thank you. The question and answer session will be conducted electronically.
(OPERATOR INSTRUCTIONS)

Operator
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Nik Fisken, Stephens, Incorporated

Nik Fisken (Stephens, Inc.):
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Hey, good morning, everyone. Charlie, if I look at the segment income of $27.8 million, fourth quarter, can you walk me through what the one-time details are behind that number?

Charles B. Carden - John H. Harland Company - SVP & CFO
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In Printed Products?

Nik Fisken (Stephens, Inc.):
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Yes.

Charles B. Carden - John H. Harland Company - SVP & CFO
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Printed Products had -- the primary one-time item was a change in the vacation policy to a paid time off policy, and that resulted in a $2.9 million benefit for them in the quarter. And about half of that is cost of goods sold, and about half is SG&A. That is the primary unusual item in Printed Products.

Nik Fisken (Stephens, Inc.):
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All the other ones that you talked about, like Sarbanes-Oxley, and all that, that was all in the corporate one?


Charles B. Carden - John H. Harland Company - SVP & CFO
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Yes.

Nik Fisken (Stephens, Inc.):
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Okay. So the 2 cents severance that you guys guided last quarter, that didn't happen?

Charles B. Carden - John H. Harland Company - SVP & CFO
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It was about a penny.

Nik Fisken (Stephens, Inc.):
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About a penny severance?

Charles B. Carden - John H. Harland Company - SVP & CFO
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Yes. And we consider that to be normal ongoing, and not something we would call outside for.

Nik Fisken (Stephens, Inc.):
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Okay, and then can you give me the unit volume number for Printed Products again, and then the internal growth at HFS?

Charles B. Carden - John H. Harland Company - SVP & CFO
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Well, the unit volume for the quarter was up 12.7 % for Printed Products. The organic growth in software was 2.4 %.

Nik Fisken (Stephens, Inc.):
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2.4%.

Charles B. Carden - John H. Harland Company - SVP & CFO
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-- for the year and 1.9% for the quarter.

Nik Fisken (Stephens, Inc.):
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Okay, 1.9% for the quarter. Okay. And then, Tim, last quarter, you guys said you could sustain the 19.2 % margins in HFS, which you successfully did. Is that a good number to use for all of '05?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
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Well, clearly, we're going to -- experience some acquisition integration costs with the Phoenix and Intrieve acquisitions, but you have seen our margins moving up closer to what I consider industry norms.

Nik Fisken:
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So reading between the lines, it should go down? It won't be 19.2% for '05?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
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I think you should allow for some integration costs in the first half of next year.

Nik Fisken (Stephens, Inc.):
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Okay. Is that why the Intrieve -- you said 3 cents dilution? I was a little surprised by that. Is that primarily due to some one-time integration issues?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
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Our -- as you know, any acquisition that we undertake needs to become positive within 12 months. We also integrate acquisitions right out of the get-go. So, whilst we will finalize guidance on Intrieve after we close, our current estimate is that for 2005, it will be approximately 3 cents negative.

Nik Fisken (Stephens, Inc.):
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Okay. And then lastly, why didn't you guys include a balance sheet? And the cash flow statement was pretty abbreviated.

Charles B. Carden - John H. Harland Company - SVP & CFO
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Well, Nik, we were looking at this. In light of the requirements of Sarbanes
Oxley, we reviewed all of our reporting, and we concluded that on a go-forward basis, we're providing the summary information on key financial items, the ones that are most of interest to the people, we believe, on this call. We'll provide the detailed statements when we file the quarterly financials with the SEC.

Nik Fisken (Stephens, Inc.):
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Okay, great, thanks.

Operator
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Brian Foote, IRG Research

Brian Foote (IRG Research):
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Thank you. I have a few questions. The first, as you look out into next year, and you contemplate the stock options expenses, does that figure into the guidance that you've already given? And if so, how much are you including for the quarters affected?

Charles B. Carden - John H. Harland Company - SVP & CFO
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It's included, and we have about 6 cents in for the second half of the year.

Brian Foote (IRG Research):
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6 cents for 2 H '05. Okay, and does that guidance -- or do your thoughts for next year include any severance or restructure charges?

Charles B. Carden - John H. Harland Company - SVP & CFO
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There's nothing unusual in there.

Brian Foote (IRG Research):
-------------------------------------------------------------------------------
In terms of current capacity, you said that you're hitting record levels. Right now we should be looking at the current printing facilities as being sufficient for what you're doing? There're no plans for consolidation as we look into '05?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
What I said is we're hitting record levels of productivity within our plants, and we have no plans for further consolidation at this time.

Brian Foote (IRG Research):
-------------------------------------------------------------------------------
Okay. In terms of the upfront contract payments, you did mention that as the year began, and you did deliver, that the numbers were lower. Contemplating the next few years, or even the next few quarters, what should we be thinking about in terms of the movement, or have we hit about on the average that we should be looking at, or will there be movement one way or the other?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
Well, I've said for some time that I don't think that upfront payments is a smart way to go. I think you're seeing that the upfront payments are increasingly as -- well, the payments are spread out over the term of the contract, which makes a lot more sense. What we have said is that we anticipate for 2005, the contract payments will be higher than 2004, but less than 2003. And those contract payments will be heavily front-end loaded in terms of the year.

Brian Foote (IRG Research):
-------------------------------------------------------------------------------
Okay, in terms of other uses of cash, capital expenditure line for next year, how does it look right now, versus prior thoughts?

Charles B. Carden - John H. Harland Company - SVP & CFO
-------------------------------------------------------------------------------
We're looking at about $25 to $28 million in 2005. Maintenance is probably 2/3 of that, and that will be approximately equal to 2004.

Brian Foote (IRG Research):
-------------------------------------------------------------------------------
And in terms of the smaller of your two major competitors right now conceivably not being part of its parent anymore, is there any insight that you guys can share on that? Any thoughts about the competitive landscape changing because of that?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
We don't comment on our competitor activity.

Brian Foote (IRG Research):
-------------------------------------------------------------------------------
Okay. Thanks very much. (OPERATOR INSTRUCTIONS)

Operator
-------------------------------------------------------------------------------
John Kraft, D.A. Davidson

John Kraft (D.A. Davidson):
-------------------------------------------------------------------------------
Good morning, fella's. Going back to the Intrieve acquisition, how long do you expect that this will take to integrate?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
Well, we, as I say, our approach is to integrate right out of the get-go. This is a very strategic acquisition for us, and as I said in my comments, we actually look to put some of our other business into Intrieve, because they have a great facility in Cincinnati, and we plan to utilize that to the full. I would expect this business to be integrated very rapidly, but it will -- assuming that we close at the end of the first quarter -- typically we find that it takes a 6 to 9 month period.

John Kraft (D.A. Davidson):
-------------------------------------------------------------------------------
6 to 9, okay. And can you tell us what you paid?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
Not at this time, but there will be full disclosure upon closure.

John Kraft (D.A. Davidson):
-------------------------------------------------------------------------------
Okay, and I'm assuming you're going to tap into the line -- your line of credit. Is that correct?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
We are paying cash.

John Kraft (D.A. Davidson):
-------------------------------------------------------------------------------
And that, remind me again, of the rate there. It's tied to LIBOR, isn't it?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
It's LIBOR plus --

Charles B. Carden - John H. Harland Company - SVP & CFO
-------------------------------------------------------------------------------
-- plus 3/4.

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
3/4.

John Kraft (D.A. Davidson):
-------------------------------------------------------------------------------
3/4. Okay, and then turning to the Printed Products revenue in the quarter. Looking at the large customer that you obviously added, did that large customer come up -- was that up and running for the entire Q4?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
No, it came up at the beginning of December.

John Kraft (D.A. Davidson):
-------------------------------------------------------------------------------
So just 1 month's worth?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
Correct.

John Kraft (D.A. Davidson):
-------------------------------------------------------------------------------
Okay. And I guess that's all my questions. Thanks, guys.

Operator
-------------------------------------------------------------------------------
Mace Edwards, Edwards Group

Mace Edwards (The Edwards Group):
-------------------------------------------------------------------------------
Yes, hello. Just out of curiosity, given the price competitive environment for Printed Products that you alluded to earlier, do you consider, or do you have any plans to leverage Harland Financial Solutions, such that you can essentially lowball on Printed Products in order to gain market share, and then somehow make up the slack on Harland Financial Solutions, or are those two things completely separate?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
We have absolutely no need for any loss leaders. And, I would consider them completely as separate issues.

Mace Edwards (The Edwards Group):
-------------------------------------------------------------------------------
Okay, so the performance of one does not have an impact on --?


Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
We are quite capable of increasing our market share based on our value proposition in both areas.

Mace Edwards (The Edwards Group):
-------------------------------------------------------------------------------
Oh, okay. And so I can assume from that, then, that the sales forces are not integrated in any meaningful way?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
They have a separate sales force, but they share leads.

Mace Edwards (The Edwards Group):
-------------------------------------------------------------------------------
Oh, they share leads. Okay, and just out of curiosity, I understand that a couple of years ago Harland made a decision to outsource its Call Centers, and then subsequently changed course and decided to bring that function back in. And I'm just wondering how that -- what, if any, impact that Call Center capability has had on your product sales in Printed Products?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
The decision was made -- I think it was before I joined the company; I believe it was in 1996 -- to outsource Call Centers, and that was a horrible decision that it took us a while to dig out of. But for the last 3 years, they've been completely inside. Our expertise in Call Centers has been escalating rapidly, and we now see it as one of our key competitive advantages in landing some of these new accounts.

Mace Edwards (The Edwards Group):
-------------------------------------------------------------------------------
Really...can you speak -- do Call Centers account for the majority of your unit sales, or does most of that come in electronically? Or still by mail? Can you talk about that?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
Well, it can come in by all means, but the fastest growth area has been the electronic.

Mace Edwards (The Edwards Group):
-------------------------------------------------------------------------------
The electronic...

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
And we now have highly sophisticated automated systems to facilitate that.

Mace Edwards (The Edwards Group):
-------------------------------------------------------------------------------
Are you able to provide any kind of a breakdown as to what comes in electronically, versus what comes in on Call Center?

Timothy C. Tuff - John H. Harland Company - Chairman & CEO
-------------------------------------------------------------------------------
We haven't given any breakdown, no.

Mace Edwards (The Edwards Group):
-------------------------------------------------------------------------------
Oh, okay, all right. Thank you.

Operator
-------------------------------------------------------------------------------
And that concludes the question and answer session today. A rebroadcast of the conference is available starting today at 1:00 p.m. Eastern time, and will run until February 9, 2005 at midnight Eastern time. You may access the rebroadcast by calling (719) 457-0820. Please reference pass code: 161446. Again, that number is (719) 457-0820. Pass code: 161464. And at this time, I'd like to turn the conference over to Mr. Bond. Mr. Bond, please go ahead.

-------------------------------------------------------------------------------
Henry Bond - John H. Harland Company - Treasurer and VP Investor Relations Thanks, Candace. We appreciate your joining us this morning as we discussed our fourth quarter and full-year results and our outlook for 2005. A replay of the call is also available on our website. Thanks again for joining us.

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